EXHIBIT 99.1

Splash Beverage Group to Rebrand as Endovia Health Sciences

New corporate identity reflects Company’s strategic evolution into a diversified cannabinoid health sciences platform

FORT LAUDERDALE, Fla., August 12, 2026 — Splash Beverage Group, Inc. (NYSE American: SBEV) (the “Company”) today announced its intention to change its corporate name to Endovia Health Sciences, Inc., effective August 24, 2026. At that time, the Company will also adopt a new ticker symbol of “EDVA” and launch EndoviaSciences.com in connection with the rebranding.

The name change reflects the Company’s strategic transformation from a legacy beverage business into a diversified cannabinoid health sciences platform focused on commercializing pharmaceutical assets, advancing FDA-regulated human and veterinary therapeutics, and developing innovative cannabinoid wellness and beverage products.

“This is much more than a name change—it is the culmination of a deliberate strategic transformation,” said Brady Cobb, Interim Chief Executive Officer of the Company.

“Over the past six (6) months, we have methodically repositioned the Company by acquiring differentiated pharmaceutical intellectual property, establishing international commercialization opportunities, expanding into FDA-regulated veterinary therapeutics and assembling an experienced cannabinoid pharmaceutical development team. Endovia Health Sciences reflects both who we are today and the company we intend to become.”

Building a Diversified Cannabinoid Health Sciences Platform

Endovia Health Sciences is being built around three complementary growth engines designed to create multiple avenues for long-term growth and shareholder value.

Commercial Pharmaceutical Assets

Commercializing differentiated cannabinoid pharmaceutical products through international distribution, strategic partnerships and licensing opportunities.

FDA-Regulated Human & Veterinary Therapeutics

Advancing proprietary cannabinoid medicines through established regulatory pathways for both human and companion-animal health.

Consumer Wellness & Beverages

Developing innovative cannabinoid wellness products and beverages as regulations continue to evolve and new markets emerge.

The Company believes this diversified strategy provides a capital-efficient approach to building long-term enterprise value while leveraging a common foundation of cannabinoid science, intellectual property and commercial execution.

Our Vision

To become the global leader in cannabinoid health sciences by developing, commercializing and advancing innovative therapies and wellness solutions that improve the lives of people and animals around the world.

Our Mission

Endovia Health Sciences acquires, develops and commercializes differentiated cannabinoid health technologies across pharmaceutical, veterinary and consumer wellness markets. Through disciplined capital allocation, scientific excellence and strategic partnerships, we build scalable businesses that deliver meaningful healthcare innovation and long-term shareholder value.

“We believe cannabinoids represent one of the most promising frontiers in modern health sciences,” Cobb continued.

“Our mission is to responsibly unlock that potential through scientific innovation, strategic partnerships and disciplined execution. Every acquisition, every partnership and every investment we make is intended to strengthen our position as a leading cannabinoid health sciences company and create lasting value for patients, consumers, partners and shareholders.”

Looking Ahead

The Company expects the Endovia rebrand to coincide with the launch of a new corporate website, refreshed investor materials and a unified corporate identity designed to reflect its long-term strategic vision.

As Endovia Health Sciences, the Company intends to continue expanding its portfolio through strategic acquisitions, commercial partnerships, regulated pharmaceutical development and innovative consumer health products, all centered on advancing cannabinoid science through disciplined execution.

“Our focus is clear,” Cobb concluded. “Build a science-driven company with differentiated intellectual property, experienced leadership and multiple pathways to sustainable growth. We believe Endovia Health Sciences represents the beginning of an exciting new chapter for our shareholders, our partners and the patients and consumers we ultimately serve.”

About Endovia Health Sciences (Proposed)

Endovia Health Sciences is building a diversified cannabinoid health sciences platform focused on acquiring, developing and commercializing differentiated cannabinoid health technologies across pharmaceutical, veterinary and consumer wellness markets.

Where Science Meets Cannabinoid Innovation

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s rebranding and new strategic focus, efforts towards the development and commercialization of medicinal products for humans and animals, anticipated trends and expectations for the Company’s business and industry including future growth and shareholder value, plans to continue expanding its portfolio through strategic acquisitions, commercial partnerships, regulated pharmaceutical development and innovative consumer health products and other efforts, goals and expectations with respect to the Company’s new business strategy.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to raise the necessary capital to finance the its operations and business plan, satisfy its contractual obligations including our ability to maintain the license under the license agreement for the CannEpil product on which the Company’s initial focus following its rebranding depends and related agreements in connection therewith, our ability to complete required studies, establish product safety and efficacy, obtain regulatory authorization, protect intellectual property and the risk that competitors market the same or similar products, our execute commercialization or strategic-partnering arrangements, the risk that that the market or demand for any resulting product we seek to commercialize in the future could be less than expected or projected, our ability to meet our debt obligations and the negative financial and operational consequences of failing to do so, the possibility that our expectations and perceived benefits with respect to our business plan and strategic transactions we have pursued and may in the future pursue prove to be incorrect, and risks with respect to our ability to negotiate and execute definitive agreements, satisfy closing conditions, obtain required approvals with respect to any such strategic transaction. There can be no assurance that the Company’s goals and milestones will be achieved, that the Company or its collaborators will receive necessary regulatory approvals or that any initiative will ultimately generate revenue.

Additional risks are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025 and the Form S-1 filed on August 7, 2026. The Company undertakes no obligation to update forward-looking statements except as required by law.